Exhibit 4.1
SEVENTEENTH SUPPLEMENTAL INDENTURE
     SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Seventeenth Supplemental Indenture”), dated as of May 31, 2007, among Psychiatric Solutions Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Subsidiaries of the Company listed on Schedule A hereto (collectively, the “Existing Guarantors”), the Subsidiaries listed on Schedule B hereto (the “Additional Guarantors” and, together with the Existing Guarantors, the “Guarantors”), and U.S. Bank National Association, as trustee (as successor to Wachovia Bank, National Association, the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has previously executed and delivered an Indenture, dated as of July 6, 2005, as supplemented to the date hereof (the “Indenture”), providing for the issuance of an aggregate principal amount of $220,000,000 of 7.75% Senior Subordinated Notes due July 15, 2015 (the “Old Notes”);
     WHEREAS, the Company desires to issue an additional $250,000,000 aggregate principal amount of its 7.75% Senior Subordinated Notes due July 15, 2015 (the “Notes”), the issuance of which was authorized by or pursuant to a resolution of the Board of Directors of the Company;
     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may provide for the issuance of Additional Notes as permitted by Section 2.15 and Section 4.09 of the Indenture;
     WHEREAS, the Company is entering into this Seventeenth Supplemental Indenture to establish the form and terms of the Notes; and
     WHEREAS, the Indenture is incorporated herein by reference and the Indenture, as supplemented by this Seventeenth Supplemental Indenture is herein called the “Indenture” as that term is defined in the Indenture;
     WHEREAS, Section 4.18 and Article IX of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and Old Notes pursuant to a Guarantee on the terms and conditions set forth therein;
     WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Seventeenth Supplemental Indenture; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventeenth Supplemental Indenture and to make it a valid and binding obligation of the Company and the Guarantors have been done or performed.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company,

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the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Relation to Indenture
     This Seventeenth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Seventeenth Supplemental Indenture, shall apply to the Notes) in respect of the Notes, but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of securities or affects in any manner the terms and conditions of the securities of any other series.
SECTION 1.02. Establishment.
     (a) There is an established series of securities issued under the Indenture, designated as the Company’s 7.75% Senior Subordinated Notes due 2015, substantially in the form set forth in Exhibit A to the Indenture.
     (b) There are to be authenticated and delivered on the date hereof Two Hundred Fifty Million Dollars ($250,000,000) aggregate principal amount of the Notes.
     (c) The Notes shall be issued in the form of one or more permanent Notes in substantially the form set forth in Exhibit A to the Indenture.
     (d) Each Note shall be dated the date of authentication thereof and shall bear interest from January 15, 2007.
     (e) To the extent that the provisions of this Seventeenth Supplemental Indenture (including those referred to immediately above) conflict with any provision of the Indenture, the provisions of this Seventeenth Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any Guarantees endorsed thereon).
     (f) The Notes shall rank pari passu with the Company’s Old Notes.
     (g) The CUSIP number for the Notes shall be 74439H AE8 for the Rule 144A Global Note and U7444N AC9 for the Regulation S Global Note.
     (h) The Notes shall be subject to the restrictions on transfer set forth in Section 2.06 of the Indenture relating to Restricted Global Notes and Restricted Definitive Notes.
     (i) Unless otherwise expressly specified, references in this Seventeenth Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Seventeenth Supplemental Indenture, and not the Indenture or any other document.
SECTION 1.03. Definitions
     (a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

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ARTICLE 2
ADDITIONAL GUARANTORS
SECTION 2.01. Agreement to Guarantee.
     The Additional Guarantors hereby agree, jointly and severally with all Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes, Old Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture, Notes and Old Notes. The Additional Guarantors hereby agree that their Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. This Guarantee is subject to release as and to the extent provided in Section 10.05 of the Indenture. The Guarantee of a Guarantor shall remain in full force and effect irrespective of the release of the Guarantee of any other Guarantor making the Guarantee as provided in Section 10.01 of the Indenture.
ARTICLE 3
MISCELLANEOUS
SECTION 3.01. Relationship to the Indenture.
     The Seventeenth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Seventeenth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Indenture, as supplemented and amended by this Seventeenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
SECTION 3.02. Modification of the Indenture.
     Except as expressly modified by this Seventeenth Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Notes.
SECTION 3.03. No Recourse Against Others.
     No past, present or future director, officer employee, incorporator, partner, or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Old Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Old Notes by accepting such Note or Old Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes, Old Notes and the Guarantees.
SECTION 3.04. Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SEVENTEENTH SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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SECTION 3.05. No Adverse Interpretation of Other Agreements.
     This Seventeenth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Seventeenth Supplemental Indenture.
SECTION 3.06. Successors.
     All covenants and agreements of the Company in this Seventeenth Supplemental Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Seventeenth Supplemental Indenture shall bind its successors.
SECTION 3.07. Severability.
     In case any provision in this Seventeenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.08. Counterpart Originals.
     The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 3.09. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 3.10. Trustee Makes No Representation.
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Seventeenth Supplemental Indenture.
SECTION 3.11. Effectiveness.
     This Seventeenth Supplemental Indenture shall become effective as to the Company and the Existing Guarantors upon execution hereof and shall become effective as to the Additional Guarantors as of 11:59 p.m. on the date hereof.

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SIGNATURES
Dated as the date first written above.

Psychiatric Solutions, Inc.
By:	/s/ Jack E. Polson
	Name:	Jack E. Polson
	Title:	Executive Vice President, Chief Accounting Officer

Guarantors:
ABS LINCS DC, LLC
ABS LINCS KY, INC.
ABS LINCS NJ, INC.
ABS LINCS PA, INC.
ABS LINCS PR, INC.
ABS LINCS SC, INC.
ABS LINCS TN, INC.
ABS LINCS TX, INC.
ABS LINCS VA, INC.
ABS LINCS VI, INC.
ABS LINCS, LLC
ABS NEW HOPE, MIDLANDS, INC.
ABS-FIRST STEP, INC.
ALLIANCE CROSSINGS, LLC
ALLIANCE HEALTH CENTER, INC.
ALTERNATIVE BEHAVIORAL SERVICES, INC.
ATLANTIC SHORES HOSPITAL, LLC
BEHAVIORAL EDUCATIONAL SERVICES, INC.
BEHAVIORAL HEALTHCARE LLC
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.
BHC ALHAMBRA HOSPITAL, INC.
BHC BELMONT PINES HOSPITAL, INC.
BHC CEDAR VISTA HOSPITAL, INC.
BHC FAIRFAX HOSPITAL, INC.
BHC FORT LAUDERDALE HOSPITAL, INC.
BHC FOX RUN HOSPITAL, INC.
BHC FREMONT HOSPITAL, INC.
BHC HEALTH SERVICES OF NEVADA, INC.
BHC HERITAGE OAKS HOSPITAL, INC.
BHC HOLDINGS, INC.
BHC INTERMOUNTAIN HOSPITAL, INC.
BHC MANAGEMENT SERVICES OF LOUISIANA, LLC
BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC
BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC
BHC MESILLA VALLEY HOSPITAL, LLC

BHC MONTEVISTA HOSPITAL, INC.
BHC NEWCO 2, LLC
BHC NEWCO 3, LLC
BHC NEWCO 4, LLC
BHC NEWCO 5, LLC
BHC NEWCO 6, LLC
BHC NEWCO 7, LLC
BHC NEWCO 8, LLC
BHC NEWCO 9, LLC
BHC NEWCO 10, LLC
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC
BHC PINNACLE POINTE HOSPITAL, INC.
BHC PROPERTIES, LLC
BHC SIERRA VISTA HOSPITAL, INC.
BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.
BHC STREAMWOOD HOSPITAL, INC.
BHC WINDSOR HOSPITAL, INC.
BRENTWOOD ACQUISITION, INC.
BRENTWOOD ACQUISITION-SHREVEPORT, INC.
BRYNN MARR HOSPITAL, INC.
CALVARY CENTER, INC.
CANYON RIDGE HOSPITAL, INC.
CEDAR SPRINGS HOSPITAL, INC.
COLLABORATIVE CARE LLC
COLUMBUS HOSPITAL PARTNERS, LLC
COLUMBUS HOSPITAL, LLC
COMPASS HOSPITAL, INC.
CRAWFORD FIRST EDUCATION, INC.
CUMBERLAND HOSPITAL, LLC
DIAMOND GROVE CENTER, LLC
FHCHS OF PUERTO RICO, INC.
FIRST CORRECTIONS – PUERTO-RICO, INC.
FIRST HOSPITAL CORPORATION OF NASHVILLE
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH
FIRST HOSPITAL PANAMERICANO, INC.
FORT LAUDERDALE HOSPITAL, INC.
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
H.C. CORPORATION
HAVENWYCK HOSPITAL INC.
HOLLY HILL HOSPITAL, LLC
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
INDIANA PSYCHIATRIC INSTITUTES, LLC
INFOSCRIBER CORPORATION
LAKELAND BEHAVIORAL, LLC
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.
LEBANON HOSPITAL PARTNERS, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
MESILLA VALLEY HOSPITAL, INC.

MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC.
MICHIGAN PSYCHIATRIC SERVICES, INC.
MISSION VISTA BEHAVIORAL HEALTH SERVICES, INC.
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.
NORTHERN INDIANA PARTNERS, LLC
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.
PALMETTO PEE DEE BEHAVIORAL HEALTH, L.L.C.
PEAK BEHAVIORAL HEALTH SERVICES, LLC
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.
PREMIER BEHAVIORAL SOLUTIONS, INC.
PRIDE INSTITUTE, INC.
PSYCHIATRIC MANAGEMENT RESOURCES, INC.
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.
RAMSAY MANAGED CARE, LLC
RAMSAY YOUTH SERVICES OF GEORGIA, INC.
RAMSAY YOUTH SERVICES PUERTO RICO, INC.
RED ROCK BEHAVIORAL HEALTH LLC
RED ROCK SOLUTIONS, LLC
RIVEREDGE HOSPITAL HOLDINGS, INC.
RIVEREDGE HOSPITAL, INC.
ROLLING HILLS HOSPITAL, LLC
SAMSON PROPERTIES, LLC
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SOMERSET, INCORPORATED
SP BEHAVIORAL, LLC
SUMMIT OAKS HOSPITAL, INC.
SUNSTONE BEHAVIORAL HEALTH, LLC
TEXAS HOSPITAL HOLDINGS, INC.
TEXAS HOSPITAL HOLDINGS, LLC
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC.
THE NATIONAL DEAF ACADEMY, LLC
THE PINES RESIDENTIAL TREATMENT CENTER, INC.
THERAPEUTIC SCHOOL SERVICES, L.L.C.
THREE RIVERS BEHAVIORAL HEALTH, LLC
THREE RIVERS HEALTHCARE GROUP, LLC
THREE RIVERS SPE HOLDING, LLC
THREE RIVERS SPE MANAGER, INC.
THREE RIVERS SPE, LLC
TRANSITIONAL CARE VENTURES, INC.
TUCSON HEALTH SYSTEMS, INC.
UNIVERSITY BEHAVIORAL, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC
VALLE VISTA, LLC
WELLSTONE HOLDINGS, INC.
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC
WILLOW SPRINGS, LLC
WINDMOOR HEALTHCARE, INC.
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.
ZEUS ENDEAVORS, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

H.C. PARTNERSHIP
BY:	H.C. CORPORATION HSA HILL CREST CORPORATION
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

BHC OF INDIANA, GENERAL PARTNERSHIP

BY:	COLUMBUS HOSPITAL PARTNERS, LLC LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC VALLE VISTA HOSPITAL PARTNERS, LLC
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP
BY: BY:	BHC OF INDIANA, GENERAL PARTNERSHIP COLUMBUS HOSPITAL PARTNERS, LLC LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC VALLE VISTA HOSPITAL PARTNERS, LLC
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

BY:	INDIANA PSYCHIATRIC INSTITUTES, LLC
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

HICKORY TRAIL HOSPITAL, L.P.
HIGH PLAINS BEHAVIORAL HEALTH, L.P.
MILLWOOD HOSPITAL, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.

BY:	TEXAS HOSPITAL HOLDINGS, LLC, as General Partner
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

EMPLOYEE ASSISTANCE SERVICES, INC.
HHC AUGUSTA, INC.
HHC BERKELEY, INC.
HHC CONWAY INVESTMENT, INC.
HHC COOPER CITY, INC.
HHC DELAWARE, INC.
HHC FOCUS FLORIDA, INC.
HHC INDIANA, INC.
HHC KINGWOOD INVESTMENT, LLC
HHC OCONEE, INC.
HHC OHIO, INC.
HHC POPLAR SPRINGS, INC.
HHC RIVER PARK, INC.
HHC SERVICES, LLC
HHC SOUTH CAROLINA, INC.
HHC ST. SIMONS, INC.
HHC TOLEDO, INC.
HMHM OF TENNESSEE, INC.
HORIZON BEHAVIORAL SERVICES, INC.
HORIZON HEALTH AUSTIN, INC.
HORIZON HEALTH HOSPITAL SERVICES, INC.
HORIZON HEALTH PHYSICAL REHABILITATION SERVICES, INC.
HORIZON MENTAL HEALTH MANAGEMENT, INC.
HUGHES CENTER, LLC
KIDS BEHAVIORAL HEALTH OF UTAH, INC.
KINGWOOD PINES HOSPITAL, LLC
MENTAL HEALTH OUTCOMES, INC.
LAURELWOOD ASSOCIATES, INC.
PALMETTO BEHAVIORAL HEALTH SOLUTIONS, LLC
PSYCHMANAGEMENT GROUP, INC.
SPRINGFIELD HOSPITAL, INC.

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

SHC-KPH, LP
BY:	KINGWOOD PINES HOSPITAL, LLC, as General Partner
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Secretary

Trustee:

U.S. Bank National Association

By:	/s/ Donna Williams
Name:	Donna Williams
Title:	Vice President

Schedule A
Existing Guarantors
ABS LINCS DC, LLC
ABS LINCS KY, Inc.
ABS LINCS NJ, Inc.
ABS LINCS PA, Inc.
ABS LINCS PR, Inc.
ABS LINCS SC, Inc.
ABS LINCS TN, Inc.
ABS LINCS TX, Inc.
ABS LINCS VA, Inc.
ABS LINCS VI, Inc.
ABS LINCS, LLC
ABS New Hope, Midlands, Inc.
ABS-First Step, Inc.
Alliance Crossings, LLC
Alliance Health Center, Inc.
Alternative Behavioral Services, Inc.
Atlantic Shores Hospital, LLC
Behavioral Educational Services, Inc.
Behavioral Healthcare LLC
Benchmark Behavioral Health System, Inc.
BHC Alhambra Hospital, Inc.
BHC Belmont Pines Hospital, Inc.
BHC Cedar Vista Hospital, Inc.
BHC Fairfax Hospital, Inc.
BHC Fort Lauderdale Hospital, Inc.
BHC Fox Run Hospital, Inc.
BHC Fremont Hospital, Inc.
BHC Health Services of Nevada, Inc.
BHC Heritage Oaks Hospital, Inc.
BHC Holdings, Inc.
BHC Intermountain Hospital, Inc.
BHC Management Services of Louisiana, LLC
BHC Management Services of New Mexico, LLC
BHC Management Services of Streamwood, LLC
BHC Mesilla Valley Hospital, LLC
BHC Montevista Hospital, Inc.
BHC Newco 2, LLC
BHC Newco 3, LLC
BHC Newco 4, LLC
BHC Newco 5, LLC
BHC Newco 6, LLC
BHC Newco 7, LLC
BHC Newco 8, LLC
BHC Newco 9, LLC
BHC Newco 10, LLC
BHC Northwest Psychiatric Hospital, LLC
BHC of Indiana, General Partnership

BHC Pinnacle Pointe Hospital, Inc.
BHC Properties, LLC
BHC Sierra Vista Hospital, Inc.
BHC Spirit of St. Louis Hospital, Inc.
BHC Streamwood Hospital, Inc.
BHC Windsor Hospital, Inc.
Bloomington Meadows, General Partnership
Brentwood Acquisition, Inc.
Brentwood Acquisition-Shreveport, Inc.
Brynn Marr Hospital, Inc.
Calvary Center, Inc.
Canyon Ridge Hospital, Inc.
Cedar Springs Hospital, Inc.
Collaborative Care LLC
Columbus Hospital Partners, LLC
Columbus Hospital, LLC
Compass Hospital, Inc.
Crawford First Education, Inc.
Cumberland Hospital, LLC
Diamond Grove Center, LLC
FHCHS of Puerto Rico, Inc.
First Corrections – Puerto-Rico, Inc.
First Hospital Corporation of Nashville
First Hospital Corporation of Virginia Beach
First Hospital Panamericano, Inc.
Fort Lauderdale Hospital, Inc.
Great Plains Hospital, Inc.
Gulf Coast Treatment Center, Inc.
Havenwyck Hospital Inc.
H.C. Corporation
H.C. Partnership
Hickory Trail Hospital, L.P.
High Plains Behavioral Health, L.P.
Holly Hill Hospital, LLC
HSA Hill Crest Corporation
HSA of Oklahoma, Inc.
Indiana Psychiatric Institutes, LLC
InfoScriber Corporation
Lakeland Behavioral, LLC
Laurel Oaks Behavioral Health Center, Inc.
Lebanon Hospital Partners, LLC
Liberty Point Behavioral Healthcare, LLC
Mesilla Valley Hospital, Inc.
Mesilla Valley Mental Health Associates, Inc.
Michigan Psychiatric Services, Inc.
Millwood Hospital, L.P.
Mission Vista Behavioral Health Services, Inc.
Neuro Institute of Austin, L.P.
North Spring Behavioral Healthcare, Inc.
Northern Indiana Partners, LLC
Palmetto Behavioral Health Holdings, LLC

Palmetto Behavioral Health System, L.L.C.
Palmetto Lowcountry Behavioral Health, L.L.C.
Palmetto Pee Dee Behavioral Health, L.L.C.
Peak Behavioral Health Services, LLC
Premier Behavioral Solutions of Florida, Inc.
Premier Behavioral Solutions, Inc.
Pride Institute, Inc.
Psychiatric Management Resources, Inc.
Psychiatric Solutions Hospitals, LLC
Psychiatric Solutions of Virginia, Inc.
Ramsay Managed Care, LLC
Ramsay Youth Services of Georgia, Inc.
Ramsay Youth Services Puerto Rico, Inc.
Red Rock Behavioral Health LLC
Red Rock Solutions, LLC
Riveredge Hospital Holdings, Inc.
Riveredge Hospital, Inc.
Rolling Hills Hospital, LLC
Samson Properties, LLC
Shadow Mountain Behavioral Health System, LLC
Somerset, Incorporated
SP Behavioral, LLC
Summit Oaks Hospital, Inc.
Sunstone Behavioral Health, LLC
Texas Cypress Creek Hospital, L.P.
Texas Hospital Holdings, Inc.
Texas Hospital Holdings, LLC
Texas Laurel Ridge Hospital, L.P.
Texas Oaks Psychiatric Hospital, L.P.
Texas San Marcos Treatment Center, L.P.
Texas West Oaks Hospital, L.P.
The Counseling Center of Middle Tennessee, Inc.
The National Deaf Academy, LLC
The Pines Residential Treatment Center, Inc.
Therapeutic School Services, L.L.C.
Three Rivers Behavioral Health, LLC
Three Rivers Healthcare Group, LLC
Three Rivers SPE Holding, LLC
Three Rivers SPE Manager, Inc.
Three Rivers SPE, LLC
Transitional Care Ventures, Inc.
Tucson Health Systems, Inc.
University Behavioral, LLC
Valle Vista Hospital Partners, LLC
Valle Vista, LLC
Wellstone Holdings, Inc.
Wellstone Regional Hospital Acquisition, LLC
Willow Springs, LLC
Windmoor Healthcare, Inc.
Windmoor Healthcare of Pinellas Park, Inc.
Zeus Endeavors, LLC

Schedule B
Additional Guarantors
Employee Assistance Services, Inc.
HHC Augusta, Inc.
HHC Berkeley, Inc.
HHC Conway Investment, Inc.
HHC Cooper City, Inc.
HHC Delaware, Inc.
HHC Focus Florida, Inc.
HHC Indiana, Inc.
HHC Kingwood Investment, LLC
HHC Oconee, Inc.
HHC Ohio, Inc.
HHC Poplar Springs, Inc.
HHC River Park, Inc.
HHC Services, LLC
HHC South Carolina, Inc.
HHC St. Simons, Inc.
HHC Toledo, Inc.
HMHM of Tennessee, Inc.
Horizon Behavioral Services, Inc.
Horizon Health Hospital Services, Inc.
Horizon Health Physical Rehabilitation Services, Inc.
Horizon Mental Health Management, Inc.
Hughes Center, LLC
Kids Behavioral Health of Utah, Inc.
Kingwood Pines Hospital, LLC
Mental Health Outcomes, Inc.
Laurelwood Associates Trust
Laurelwood Associates, Inc.
Palmetto Behavioral Health Solutions, LLC
PsychManagement Group, Inc.
SHC-KPH, LP
Springfield Hospital, Inc.